Exhibit 23. 1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105428) of The First American Corporation of our report dated June 25, 2003, relating to the financial statements of The RELS Savings Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers

Los Angeles, California

June 25, 2003

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